2nd Quarter 2023 Results Investor Presentation Exhibit 99.2

Cautionary Statements This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Ameris Profile Investment Rationale Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital Proven liquidity management supported by strong, stable deposit base Proven stewards of shareholder value – TBV has grown 13% annualized over past five years Experienced executive team with skills and leadership to continue to grow organically Diversified loan portfolio among geographies and product lines Diversified revenue streams with strong core bank and lines of business Strong Southeastern Markets Atlanta’s premier independent banking franchise Scarcity value in many of the fastest growing regions in nation Stable core deposit base 65% of our franchise is in 5 MSAs, which grew 2x the national average over the last 15 years Charlotte MSA Tampa MSA Orlando MSA

Ameris Profile Focus on Shareholder Value 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2nd Quarter 2023 Financial Results

2Q 2023 Operating Highlights Net income of $62.6 million, or $0.91 per diluted share PPNR ROA(1) of 2.01% for 2Q23 Adjusted efficiency ratio(1) of 53.41% TCE ratio(1) of 8.80% Nonperforming assets, excluding government-guaranteed loans, as a percentage of total assets improved three basis points to 0.30% Increase in allowance for credit losses to 1.33% of total loans due to economic model, particularly forecasted future declines in commercial real estate pricing Net interest margin of 3.60%, as expected due to deposit pricing pressure Organic loan growth of $473.9 million, or 9.5% annualized Total deposit growth of $545.7 million, or 11.0% annualized Reduction in FHLB advances of $875.0 million, or 41.7%, during the quarter Repurchases of $8.0 million under our share repurchase plan at an average cost of $30.18 per share 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

2023 YTD Operating Highlights Net income of $123.1 million, or $1.78 per diluted share PPNR ROA(1) of 2.04% Growth in tangible book value(1) of $1.50 per share, or 10.1% annualized, to $31.42 Adjusted efficiency ratio(1) of 52.72% Net interest margin of 3.68% Organic loan growth of $616.5 million, or 6.2% annualized Total deposit growth of $980.4 million, or 10.2% annualized Reduction in FHLB Advances of $275.1 million Redemption of $75 million in floating rate (was 8.39%) subordinated notes due 2027 in 1Q23 Repurchase (at a discount) and redemption of $9.5 million aggregate principal of 4.25% fixed-to-floating subordinated notes due 2029, with existing liquidity, in 2Q23 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights

(dollars in thousands, except per share data)	Quarter to Date Results					Year to Date Results		
	2Q23	1Q23	Change	2Q22	Change	2023	2022	Change
Net Interest Income	$ 209,540	$ 211,652	-1%	$ 191,364	9%	$ 421,192	$ 363,908	16%
Noninterest Income	$ 67,349	$ 56,050	20%	$ 83,841	-20%	$ 123,399	$ 170,752	-28%
Provision for Credit Losses	$ 45,516	$ 49,729	-8%	$ 14,924	205%	$ 95,245	$ 21,155	350%
Noninterest Expense	$ 148,403	$ 139,421	6%	$ 142,196	4%	$ 287,824	$ 286,016	1%
Net Income	$ 62,635	$ 60,421	4%	$ 90,066	-30%	$ 123,056	$ 171,764	-28%
Net Income Per Diluted Share	$ 0.91	$ 0.87	5%	$ 1.30	-30%	$ 1.78	$ 2.47	-28%
Return on Average Assets	0.98%	0.98%	0%	1.54%	-36%	0.98%	1.48%	-34%
Return on Average Equity	7.63%	7.54%	1%	11.87%	-36%	7.58%	11.47%	-34%
Efficiency Ratio	53.60%	52.08%	3%	51.67%	4%	52.85%	53.49%	-1%
Net Interest Margin	3.60%	3.76%	-4%	3.66%	-2%	3.68%	3.51%	5%
Adjusted Net Income[(1)]	$ 62,635	$ 59,935	5%	$ 81,473	-23%	$ 122,570	$ 156,512	-22%
Adjusted Net Income Per Diluted Share[(1)]	$ 0.91	$ 0.86	6%	$ 1.18	-23%	$ 1.77	$ 2.25	-21%
Adjusted Return on Assets[(1)]	0.98%	0.97%	1%	1.40%	-30%	0.97%	1.35%	-28%
Adjusted Return on TCE[(1)]	11.53%	11.41%	1%	17.18%	-33%	11.47%	16.79%	-32%
Adjusted Efficiency Ratio[(1)]	53.41%	51.99%	3%	53.66%	0%	52.72%	55.26%	-5%
Organic Loan Growth	$ 473,888	$ 142,618	232%	$ 1,417,221	-67%	$ 616,506	$ 1,686,764	-63%
Organic Loan Growth Rate[(2)]	9.48%	2.87%	230%	35.11%	-73%	6.21%	21.25%	-71%
Portfolio NPAs/Assets[(3)]	0.30%	0.33%	-9%	0.35%	-14%	0.30%	0.35%	-14%
Total NPAs/Assets	0.57%	0.61%	-8%	0.56%	1%	0.57%	0.56%	1%

1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix
2 – Growth rates are annualized for the applicable periods
3 – Excludes serviced GNMA-guaranteed mortgage loans

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Diversified Revenue Stream Strong revenue base of net interest income from core banking division Additional revenue provided by our diversified lines of business Mortgage Banking Activity Retail mortgage activity has continued to stabilize back to pre-pandemic levels Mortgage banking activity, exclusive of MSR valuation, was 15% of total revenue in 2Q23, down from 17% a year ago Purchase business was near historic levels at 85% in 2Q23 due to strong core relationships with builders and realtors Approximately 84% of the net interest income included in mortgage revenue is related to portfolio loans generated from the mortgage division Gain on sale margin continues to improve from historic low in 4Q22 Other Noninterest Income Other Noninterest Income has been stable contributor to total revenue Noninterest Income from the equipment finance group was approximately $5.4 million in 2Q23 Other Noninterest Income also includes BOLI income and gains on sale of SBA loans Gain on debt redemption of $1.0 million

Strong Net Interest Margin Banking Division Loan Production Details Period Fixed Rate Variable Rate Total 2Q23 $ 341.7 9.87% $ 202.5 8.47% $554.3 9.35% 1Q23 $ 339.8 9.40% $ 223.2 7.68% $563.0 8.72% 4Q22 $ 399.9 8.16% $ 213.0 7.46% $612.9 7.92% Above peer group margin, at 3.60% Net interest income (TE) of $210.5 million in 2Q23, compared with $212.6 million in 1Q23: Interest income (TE) increased $26.2 million Interest expense increased $28.3 million Average earning assets grew by $551.7 million Total deposit costs up 63bp from 1Q23 reflecting shift in deposit mix driven by customer behavior in rising rate environment Noninterest bearing deposits remain above historic levels and were 32.8% of total deposits at quarter end Average FHLB advances down $560.0 million during the quarter Spread Income and Margin 2Q23 Margin Attribution 4.00% 3.90% 3.80% 3.70% 3.60% 3.50% 3.40%.3.30% 3.20%.3.10%.3.00% 1Q23 margin Deposit mix Beta catch-up Asset sensitivity 2Q23 margin 3.76% -0.19% -0.07% 0.10% 3.60%

Disciplined Expense Control Adjusted Operating Expenses(1) and Efficiency Ratio(1) OPEX Highlights Management continues to deliver high performing operating efficiency Total adjusted operating expenses increased $9.0 million in 2Q23 compared with 1Q23: Increase of $7.0 million in 2Q23 banking division operating expenses primarily due to: $3.1 million decrease in deferred loan origination costs $3.1 million in increased fraud/forgery and litigation resolution expenses Net Increase of $1.9 million in 2Q23 lines of business operating expenses due to variable compensation related to production increases Adjusted efficiency ratio of 53.41% in 2Q23, compared with 53.66% in 2Q22 Disciplined expense control throughout the Company with identified cost savings utilized to fund future technology and innovation costs 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Balance Sheet Trends Asset sensitivity is moderating as the FOMC nears the end of its tightening cycle: -1.1% asset sensitivity in -100bps -0.5% asset sensitivity in -50bps 0.5% asset sensitivity in +50bps 0.9% asset sensitivity in +100bps Approximately $7.3 billion, or 35%, of loans are variable rate Approximately $10.2 billion of total loans reprice within one year through either maturities or floating rate indices Cumulative weighted-average beta for all non-maturity deposits through this cycle has been 27% Interest Rate Sensitivity Earning Assets Highlights Available-for-sale (AFS) securities represent less than 6% of total assets, limiting potential tangible book value dilution from rising interest rates Unrealized loss of AFS portfolio was $64 million at June 30, 2023, representing approximately 4% of book value No transfers to held-to-maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes Capital Highlights Ameris is well capitalized with minimal unrealized losses in the investment portfolio Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet Repurchase plan announced in October 2022 of $100 million with approximately $86.5 million remaining at the end of 2Q23

Proven Liquidity Plan At June 30, 2023 $ in millions Total Available Amount Used Net Availability Internal Sources Cash $ 1,319 $ - $ 1,319 Unpledged Securities 691 - 691 External Sources FHLB 5,424 2,123 3,301 FRB Discount Window 2,634 - 2,634 Brokered Deposits 2,830 1,580 1,250 Other 127 - 127 Total Liquidity $ 13,025 $ 3,703 $9,322 Diverse sources of liquidity available to the Company Minimal unrealized losses on unpledged securities due to disciplined investment strategy Majority of funding used is short-term to manage interest rate profile and provide flexibility as liquidity needs fluctuate Have not accessed Bank Term Funding Program Available liquidity sources provide approximately 112% coverage for uninsured deposits and approximately 158% coverage for non-collateralized uninsured deposits No single depositor represents more than 1% of total deposits Uninsured and uncollateralized deposits represent 28.8% of total deposits Sources of Liquidity Solid Liquidity Plan

Strong Core Deposit Base Deposit Highlights Total deposits increased $545.6 million in 2Q23 compared with 1Q23 Noninterest-bearing deposits decreased $591.0 million, or 8.1% MMDAs increased $502.7 million, or 10.5% CDs increased $626.4 million, or 21.2% Exclusive of increase in brokered CDs, total deposits increased $187.8 million Total interest-bearing deposit costs increased to 2.64% in 2Q23, compared with 1.82% in 1Q23, reflecting deposit rate increases and the shift in mix resulting from consumer behavior as interest rates rise Deposit Type Balance (in 000s) Count Average per account (in 000’s) NIB 6,706,897 296,004 22.7 NOW 3,860,772 45,539 84.8 MMDA 5,284,136 30,601 172.7 Savings 1,005,514 66,617 15.1 CD 3,585,806 40,414 88.7 Total 20,443,125 479,175 42.7 Deposits by Product Type

Capital and TBV Proven Stewards of Shareholder Value Management focused on long term growth in TBV(1), such that over the past five years TBV has grown by 13% annualized TBV increased $0.63 per share in 2Q23: $0.75 from retained earnings ($0.22) from impact of OCI $0.10 from all other items including stock compensation and share repurchases 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix CAGR 13% CAGR 13% Equipment Finance Acquisition LION Acquisition

Loan Diversification and Credit Quality

Diversified Loan Portfolio 2Q23 Loan Portfolio Loan portfolio is well diversified across loan types and geographies CRE and C&D concentrations were 282% and 80%, respectively, at 2Q23 Non-owner occupied office loans totaled $1.4 billion at 2Q23, or 6.9% of total loans Continued strong asset quality metrics during 2Q23 as evidenced by a lower volume of Non-Performing and Watch List Loans Reserve increased to 1.33% of total loans during 2Q23 to account for forecast economic conditions Limited exposure in SNCs and syndications Increased diligence by credit staff on stress testing given the current economic environment, focused on maturing and floating-rate loans, particularly in C&D and investor CRE loans Portfolio Highlights Total Loans $20.5 Billion

Loan Production vs Growth 2Q23 loan production was spread across many product lines, continuing to contribute to portfolio diversification Overall, 2Q23 production exhibited a 16% increase from 1Q23. Loan growth in 2Q23 was primarily driven by higher seasonal volumes of new loans in Mortgage Warehouse *Loan production reflects committed balance total, excluding Mortgage Warehouse production; loan portfolio growth reflects quarter-over-quarter loan ending balances. 4Q22 loan growth includes acquired loans of $472.3 million. (in millions)

Loan Balance Changes 2Q23 Loan Balance Changes 2Q23 loan growth was varied across several loan types and totaled $473.9 million, or 9.5% annualized Growth in Mortgage Warehouse loans was primarily seasonal in nature as home sales generally increase during spring / summer C&D growth was driven by advances on existing commercial loans (in millions)

Allowance for Credit Losses Increase in reserve during 2Q23 due to economic forecasts, particularly projected negative CRE price indices The ACL on loans totaled $272.1 million at 2Q23, a net increase of $29.4 million, or 12.1% from 1Q23 The reserve for unfunded commitments totaled $54.6 million, an increase of $1.9 million, or 3.6% During 2Q23, recorded a provision expense of $45.5 million The ACL on loans equated to 1.33% of total loans at 2Q23, compared with 1.21% at 1Q23 The total ACL on loans + unfunded commitments was $326.7 million, or 1.24% 2Q23 CECL Reserve Reserve Summary (in millions)

Allowance for Credit Losses Results were primarily driven by negative forecasts for CRE and home prices over the next four quarters The ALLL for the two CRE categories (RE – C&D, RE – CRE) exhibited the highest increase from 1Q23 of $20.7 million The blended ALLL % for those two categories was 1.50% at 2Q23 The negative forecast for home prices resulted in a $3.1 million increase in the ALLL for residential mortgage loans (RE – RES) 2Q23 CECL Reserve by Loan Type Reserve Summary Reserve Methodology Moody’s June 2023 forecast model provided material inputs into ACL Primary model drivers included: US and Regional Unemployment rates US GDP US and Regional Home Price Indices US and State-Level CRE Price Index for our five-state footprint Primary weighting utilized Baseline scenario

NPA / Charge-Off Trend Net of GNMA-guaranteed mortgage loans, NPAs declined as a percentage of total assets to 0.30% at 2Q23 vs 0.33% at 1Q23 Total NPAs decreased $14.0 million, to $146.3 million, primarily as a result of: $8.9 million decrease in 90+ past due GNMA-guaranteed and portfolio mortgage loans $3.0 million decrease in 90+ past due premium finance loans Net charge-offs totaled $14.2 million, which equated to an annualized NCO ratio of 0.28% Included in 2Q23 charge-offs were two items related to acquired portfolios: $2.3 million of pre-acquisition, non-performing loans in the Equipment Finance division that were 100% reserved at the acquisition date $3.2 million charge-down on the transfer of an office loan into OREO Excluding those items, net charge-offs totaled $8.8 million, or 0.17% annualized Non-Performing Assets (NPAs) Net Charge-Offs ($ in millions)

Problem Loan Trends Total classified loans, excluding GNMA-guaranteed mortgage loans, decreased $36.1 million, primarily the result of pay-offs and other collection activities Total criticized loans (special mention + classified), excluding GNMA-guaranteed mortgage loans, increased $18.6 million during 2Q23 as a result of the downgrade of one, larger loan secured by an assisted living facility The largest component of the Watch List was Mortgage Warehouse loans, totaling $82.6 million, which are secured by individual mortgage loans or MSRs Nonperforming loans, excluding GNMA-guaranteed mortgage loans, decreased $13.4 million to $70.4 million, primarily the result of the transfer into OREO of an office loan that has been in collection for the past year Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans

Investor CRE Loans Stratification of Investor CRE Portfolio Non-Owner Occupied CRE Portfolio is well diversified Over 80% of CRE loans are located in MSAs in the Bank’s five-state footprint, which exhibit population growth forecasts exceeding the national average Overall past dues for investor CRE loans were 0.16% and NPAs 0.01%

Office Portfolio 85% of non-owner occupied office loans are located in MSAs in the Bank’s footprint; overall, the average vacancy was < 10% The average maturity of fixed-rate loans is ~3.8 years; only 17% of loans mature through 2024 The portion of the ACL apportioned to non-owner occupied office loans was 1.41% * Results based on loans > $1 million, or 95% of total loans Non-owner occupied office loans totaled $1.4 billion of outstanding balances and $1.7 billion of total committed exposure at 2Q23 As a percentage of total loans outstanding and committed exposure, non-owner occupied office loans were 6.9% and 6.4%, respectively 68% are either Class A, an Essential-Use Facility or Medical Office Building (MOB) Highlights 24

Commercial Real Estate Production 2Q23 Commercial Real Estate Production Summary: 2Q23 Residential Construction Production Summary: 2Q23 production of C&D and CRE loans - $543.0 million in total committed exposure Residential real estate construction: Seasonal increase in spring / summer Spec/model to pre-sold ratio of 0.8:1 Investor CRE 2Q23 production: Production totaled $231.5 million Weighted average 1.59:1 debt service coverage Weighted average 53.8% loan/value Summary of CRE production by collateral state: Highlights

Equipment Finance Portfolio Total loans were $1.2 billion, or 5.7% of Ameris’s total portfolio The overall average loan size was $47.3 thousand Loan production totaled $168.0 million in 2Q23. Average FICO score was 734 30-89 day accruing past due loans were 1.03% of total loans; non-performing loans continue to decline and totaled 0.65% of total loans A portion of pre-acquisition, fully reserved non-performing loans, totaling $2.3 million, were charged-off during 2Q23 The portion of the ACL attributed to the Equipment Finance division totaled $40.0 million, or 3.40% of loans 2Q23 Portfolio Highlights (in millions)

Appendix

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of GAAP to Non-GAAP Measures

Ameris Bancorp Press Release & Financial Highlights June 30, 2023